Grant Thornton LLP
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July 16, 2009 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: RCM Technologies, Inc.

File No. 1-10245

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of RCM Technologies, Inc. dated July 13, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
Grant Thornton LLP